United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

December 8, 2008

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (239) 243 0782

(Former name or former address, if changed since last report)

8.01 Other Events

Prospero Minerals Corp signed an Agreement with it’s clearing house and transfer agent , X-Clearing to change its services to X-Pedited Transfer Corporation  as Transfer Agent and Registrar and is hereby authorized to issue and register such new certificates for the capital stock of the Company as may from time to time be requested.

The application for the Company name change from Prospero Minerals Corp. to Prospero Corp., which was passed on November 8th 2008 by a majority of 80% of the shareholdings has been filed and new certificates will be issued to all shareholders after the confirmation is received from the necessary authorities.

As outlined in our completed proposal to the Bahamas Government dated September 30, 2008, we plan to place our first unit in Whale Point, North Eleuthera on our own property. Cavitation Concepts Corporation Limited began in the research and acquiring Alternative Energy Sources in 1998. During the summer of 2003, we presented to the Bahamian Government and people our MIC Technology. At that time, the Bahamas Government was not in search of Alternative Energy Programs. This year, the Bahamas Government requested various companies to submit a proposal for alternative energy in mainly its out-islands.

This MIC Technology was primarily for the production of potable water. However, a by-product of the system also provides electricity and sea salt if the water input is sea water. The output of the electricity is approximately 10 times the energy provided by the source to operate the MIC pumping unit when the steam is used to operate a generator.

Initially, we purchased a windmill which is located in the United States to run the facility. Due to its height and our ever present hurricanes, we opted to not ship it to the Bahamas and search for a safer wind energy power source.

We have recently become involved with a vertical-axis wind generating system which can be housed in a pyramid shaped structure and remain less than 60 feet high. With this system in place generating 25 kw/hr, our estimated output is in the vicinity of 250 kw/hr initially.

Discussions are ongoing with attempts to finalize agreements with three (3) mergers of other technologies into the Prospero Group. Details will be forthcoming early in the next quarter.

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“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995Certain statements contained herein constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROEPERO MINERALS CORP.

Dated : December 8, 2008                                    By: /s/ Hubert L. Pinder

                                                                                 Hubert L. Pinder - CFO